Exhibit 99.3
Trinity Industries, Inc.
Earnings Release Conference Call
Comments of S. Theis Rice
Senior Vice President and Chief Legal Officer
February 17, 2017

Thank you Gail and good morning everyone.

As previously reported, the False Claims Act judgment entered against Trinity Industries and Trinity Highway Products in June 2015 is currently on appeal to the U.S. Fifth Circuit Court of Appeals. Oral argument in the case was heard by the Court’s three judge panel on December 7, 2016. The Court could publish its decision at any time.

Trinity Industries and Trinity Highway Products have also been named in a number of other suits involving highway products that we believe are groundless, and represent opportunistic filings that seek to capitalize on the False Claims Act judgment now on appeal.

For a more detailed review of these suits, please see Note 18 to the financial statements in Trinity’s Form 10-K for the period ended December 31, 2016. Please also refer to etplusfacts.com for additional information.

I will now turn the call over to Tim.